                                                                    EXHIBIT 10.2



                          WESTWOOD HOLDINGS GROUP, INC.

                           DEFERRED COMPENSATION PLAN

                           Effective February 1, 2002

                                Table of Contents

                                                                                                          Page
ARTICLE I.

ESTABLISHMENT AND PURPOSE...............................................................................     1

                        1.1         Establishment.......................................................     1

                        1.2         Purpose.............................................................     1

                        1.3         Effective Date of Plan..............................................     1


ARTICLE II.

DEFINITIONS.............................................................................................     2


ARTICLE III.

ELIGIBILITY AND PARTICIPATION...........................................................................     4

                        3.1         Eligibility.........................................................     4

                        3.2         Participation and Classification of Participants....................     4


ARTICLE IV.

DETERMINATION OF CONTRIBUTION AMOUNTS...................................................................     5

                        4.1         Deferral............................................................     5

                        4.2         Election of Deferral Amount.........................................     5

                        4.3         Deferral Amount Election Forms......................................     5

                        4.4         Matching Contribution...............................................     5

                        4.5         Discretionary Contribution..........................................     6


ARTICLE V.

PAYMENTS OF BENEFITS....................................................................................     7

                        5.1         Time of Payment.....................................................     7

                        5.2         Method of Payment...................................................     7

                        5.3         Death Benefit.......................................................     8

                        5.4         Disability Benefit..................................................     8

                        5.5         Beneficiary Designations............................................     8

                                                                        Page -i-

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ARTICLE VI.

ACCOUNTS AND ACCOUNT ADJUSTMENTS........................................................................     9

                        6.1         Participant Accounts................................................     9

                        6.2         Adjustment of Accounts..............................................     9

                        6.3         Investment Alternatives.............................................     9

                        6.4         Adjustments for Earnings or Losses..................................    10

                        6.5         Vesting.............................................................    10

                        6.6         Account Statements..................................................    10


ARTICLE VII.

ADMINISTRATION OF THE PLAN..............................................................................    11

                        7.1         Administration......................................................    11

                        7.2         Compensation and Expenses...........................................    11

                        7.3         Claims Review Procedures............................................    11

                        7.4         Voting of Securities................................................    12


ARTICLE VIII.

PROVISIONS FOR BENEFITS.................................................................................    13

                        8.1         Provisions for Benefits.............................................    13


ARTICLE IX.

AMENDMENT, TERMINATION, OR MERGER.......................................................................    14

                        9.1         Amendment and Termination...........................................    14

                        9.2         Merger, Consolidation or Acquisition................................    14


ARTICLE X.

GENERAL PROVISIONS......................................................................................    15

                        10.1        Effect on Other Plans...............................................    15

                        10.2        Nonalienation.......................................................    15

                        10.3        Incompetency........................................................    15

                        10.4        Effect of Mistake...................................................    15

                        10.5        Plan Not an Employment Contract.....................................    16

                        10.6        Tax Withholding.....................................................    16

                                                                       Page -ii-

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
                        10.7        Severability........................................................    16

                        10.8        Applicable Law......................................................    16

                        10.9        Binding Effect......................................................    16

                                                                      Page -iii-

                          WESTWOOD HOLDINGS GROUP, INC.

                           DEFERRED COMPENSATION PLAN

                           Effective February 1, 2002



                                   Article I.

                            Establishment and Purpose
                            -------------------------

1.1  Establishment. Westwood Holdings Group, Inc., a corporation organized under
     -------------
     the laws of the state of Delaware ("Company"), hereby establishes a deferred compensation plan for Eligible Employees to be known as the Westwood Holdings Group, Inc. Deferred Compensation Plan ("Plan").

1.2  Purpose. The Plan shall provide Eligible Employees the ability to defer
     -------
     payment of Incentive Awards paid by the Company. In addition, the Plan shall provide a Company Matching Contribution and allow for Discretionary Contributions for selected Eligible Employees.

1.3  Effective Date of Plan. The Plan was approved by the Company's Board of
     ----------------------
     Directors, and is effective on February 1, 2002.

                                                                        Page -1-

                                   Article II.

                                   Definitions
                                   -----------

     Pronouns and other similar words used herein in the masculine or neuter gender shall be read in the appropriate gender. The singular form of words shall be read as plural where appropriate. Where capitalized words or phrases appear in the Plan, they shall have the meaning set forth below.

     "Account" means the recordkeeping account maintained in the name of a
      -------
Participant to which Deferral Amounts, Matching Contributions, Discretionary Contributions, and adjustments for earnings, gains and losses are recorded pursuant to the provisions of Article V1.

     "Affiliate" means:
      ---------

     (a) Any corporation other than the Company (i.e., either a subsidiary corporation or an affiliate or associated corporation of the Company), which together with the Company is a member of a "controlled group of corporations" within the meaning of Section 414(b) of the Internal Revenue Code.

     (b) Any organization that is under "common control" with the Company determined under Section 414(c) of the Internal Revenue Code.

     (c) Any organization which together with the Company is a member of an "affiliated service group" within the meaning of Section 414(m) of the Internal Revenue Code.

     "Beneficiary" means the person, persons, trust, or other entity designated
      -----------
by a Participant to receive benefit, if any, under this Plan at such Participant's death pursuant to Section 5.5.

     "Committee" means the Compensation Committee or such other committee as may
      ---------
be appointed by the Board of Directors of Westwood Holdings Group, Inc. from time to time to oversee the administration of the plan.

     "Company" means Westwood Holdings Group, Inc. and its Affiliates and any
      -------
successor thereto.

     "Deferral Amount" means the portion of the Eligible Employee's Incentive
      ---------------
Award which he elects to defer pursuant to Article IV.

     "Deferral Period" means the period established under Section 4.1 to which a
      ---------------
Deferral Amount election shall apply.

     "Disability" or "Disabled" means a mental or physical condition which
      ----------      --------
qualifies the Participant as being disabled for purposes of the Westwood Holdings Group, Inc. Long Term Disability Plan. If a participant is not covered by such plan, disability means a mental or physical condition, which in the opinion of the Committee will cause the Participant to be unable to perform usual duties of the employer for a period of at least six months.

                                                                        Page -2-

     "Discretionary Contribution" means a supplemental amount credited to a
      --------------------------
Participant's Account as allocated by the Committee from time to time.

     "Eligible Employee" means an Employee who is designated by the Committee as
      -----------------
belonging to a "select group of management or highly compensated employees," as such phrase is defined under ERISA and who meets such other criteria as determined by the Committee.

     "Employee" means an individual who is an employee of the Company or
      --------
Affiliate.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Incentive Award" means any Annual Incentive Award or Performance-Based
      ---------------
Award to an Eligible Employee under the Westwood Holdings Group, Inc. Stock Incentive Plan, as amended or modified from time to time, or any successor plan.

     "Investment Alternative" means the investment selected by the Participant
      ----------------------
pursuant to Section 6.3.

     "Matching Contribution" means the amount credited to a Participant's
      ---------------------
Account by the Company, as defined in Section IV.

     "Participant" means an Eligible Employee who has been designated a
      -----------
Participant under the Plan pursuant to Section 3.2. A person shall continue to be a Participant under the Plan until the entire remaining balance of his or her Vested Account Balance has been distributed in accordance with Article V. of the Plan.

     "Plan" means this Westwood Holdings Group, Inc. Deferred Compensation Plan,
      ----
as amended from time to time.

     "Plan Year" means the 12-month period beginning each January 1 and ending
      ---------
December 31.

     "Retirement Date" means the first day of any month after a Participant
      ---------------
separates from service, attains age 55 and completes 10 years of Service.

     "Service" means the most recent period of whole years of uninterrupted
      -------
service with the Employer.

     "Stock" means Westwood Holdings Group, Inc. Common Stock.
      -----

     "Vested Account" means the vested portion of a Participant's Account as
      --------------
defined in Section 6.5.

                                                                        Page -3-

                                  Article III.

                          Eligibility and Participation
                          -----------------------------

3.1      Eligibility. Only those Eligible Employees selected by the Committee
         -----------
         shall be eligible to participate in the Plan. All determinations as to an Employee's status as an Eligible Employee shall be made by the Committee. The Committee may also determine that an Employee that was previously eligible under the Plan is no longer eligible. The determinations of the Committee shall be final and binding on all Employees. The Committee shall provide each Eligible Employee with notice of the Employee's status as an Eligible Employee under this Plan and permit such Eligible Employee the opportunity to make the Deferral Amount election pursuant to Article IV. Such notice may be given at such time and in such manner as the Committee may determine.

3.2      Participation and Classification of Participants. Each Eligible
         ------------------------------------------------
         Employee who has a Deferral Amount credited to an Account under this Plan shall be a Participant. An Eligible Employee shall continue as a Participant as long as there is a balance credited to the Participant's Account.

                                                                        Page -4-

                                  Article IV.

                      Determination of Contribution Amounts
                      -------------------------------------

4.1      Deferral. The Company and each affiliate which has Eligible Employees
         --------
         shall establish a Deferral Period to which any Deferral Amount election made by such employees shall apply. Such Deferral Period shall be at least twelve months in length except for the Participant's initial Deferral Period. Only Incentive Awards which become payable within such Deferral Period may be covered by a Deferral Amount election.

         For any Deferral Period, a Participant may elect to defer up to 50% of any Incentive Award that may be payable by the Company. The amount deferred shall be specified as a percentage (deferrals made in 1% increments).

4.2      Election of Deferral Amount. An Eligible Employee must file a Deferral
         ---------------------------
         Amount election form for each Deferral Period for which a Deferral will be made. Such election must be made not less than 45 days prior to the commencement of the Deferral Period to which it is to apply, except that an Eligible Employee's initial election may be made within 30 days of his selection as a Participant provided no Incentive Award payable to the Participant at the date of such election shall be considered part of such Deferral Amount.

         If an Eligible Employee does not file a Deferral Amount election form within the foregoing period prior to any Deferral Period, such Eligible Employee will be deemed to have elected not to defer receipt of any Incentive Awards which otherwise become payable during such Deferral Period.

         Once made, an election will be in force for the entire Deferral Period. If a severe and unforeseeable financial hardship (as determined under Section 5.1) occurs during the Deferral Period, a Participant may revoke the Deferral Amount election with the consent of the Committee. Following such a revocation, a Participant may resume Deferrals only during the above-described period for the following Deferral Period by executing a new Deferral Amount election and delivering it to the Committee.

4.3      Deferral Amount Election Forms. All Deferral Amount elections shall be
         ------------------------------
         made on a Deferral Amount election form. A Deferral Amount election form shall specify the Deferral Amount, the Investment Alternative pursuant to Subsection 6.3, and the Eligible Employee's designated Beneficiary to receive any death benefit applicable to such Deferral Amounts.

4.4      Matching Contribution. The Company shall match a Participant's annual
         ---------------------
         Deferral Amount as of the date on which the Deferral Amount to which the Matching Contribution relates is credited to the Account of the Participant. The Company match will equal 25% of the Participant's annual Deferral Amount, but not to exceed a total Matching Contribution of $10,000.

                                                                        Page -5-

4.4      Discretionary Contribution. From time to time, the Company may make
         --------------------------
         additional contributions to selected Participants' Discretionary Accounts, as the Committee deems appropriate. Discretionary Contributions shall be made in Stock, unless otherwise determined by the Committee.

                                                                        Page -6-

                                   Article V.

                              Payments of Benefits
                              --------------------

5.1      Time of Payment. Payment of the Vested Account will commence within 90
         ---------------
         days of the earliest to occur of 1) termination prior to Retirement Date, 2) retirement after a Retirement Date, 3) death, or 4) disability. A Participant may defer commencement of payment under the Plan beyond his Retirement or termination date with the consent of the Committee, provided his request to do so is received by the Committee not less than one year prior to the date that payment would otherwise be made or commence and the Participant agrees to defer payment or commencement to a definite future date not less than two years from the date payment would otherwise be made or commence. The election must be made at least one year prior to his Retirement Date.

         Subject to Section 5.2, all or a portion of the Participant's Account may be paid during active employment of a Participant if he makes an election to receive such distribution at least two years prior to the date such distribution is to be paid. Only one such election shall be permitted and any such election shall be irrevocable except in the case of the Participant's subsequent death or Disability. The Committee may also permit a Participant to receive payment of all or a portion of his Vested Account to the extent he incurs a severe and unforeseeable financial hardship. An unforeseeable financial emergency will not be deemed to exist if the hardship may be relieved through other sources or cessation of Deferrals under Section 4.2 of the Plan.

5.2      Method of Payment. When a Participant becomes entitled to a
         -----------------
         distribution, the Plan shall, except as provided below, pay the balance of the Participant's Vested Account in 10 annual installments. The first installment shall be due on the first day of the month following the Participant's Retirement or termination. Each subsequent annual installment shall be paid on the first business day in January following the initial payment and shall continue on each subsequent January 1 until all installment payments have been made. The amount of the first installment shall equal one-tenth of the Vested Account on the valuation date established under Section 6.2 which coincides or immediately precedes the Participant's Retirement or termination. The amount of the second installment shall be one-ninth of the Vested Account on the valuation date coincident with or next preceding the second installment date and so forth until all installment payments have been made; provided that if any installment payment would be less than $50,000, the Plan may distribute the entire remaining Vested Account Balance. After commencement of installment payments, a Participant's Account shall continue to be adjusted in the same manner as set forth in Section 6.4.

         A Participant may request the Committee to authorize payment of his Vested Account balance in a lump sum. The Committee shall have the discretion to agree to such payment upon such terms and conditions, as it shall establish from time to time. Without limiting the generality of the foregoing, the Committee may require a Participant to enter into a non-competition agreement or to execute one or more releases of claims against the Company and its Affiliates and their officers, employees and agents as a condition to such lump sum payment. The Committee may, with or without the request or consent of

                                                                        Page -7-
         the Participant, require the Participant to accept a distribution of his Vested Account in a single lump sum payment.

         The portion of the Account invested in mutual funds shall be distributed in cash. The remaining portion, if any, invested in Stock shall be distributed in shares of Westwood Holdings Group, Inc. Common Stock.

5.3      Death Benefit. If a Participant dies with a balance credited to the
         -------------
         Employee's Account, such balance shall be paid to the Employee's Beneficiary designated on the applicable Deferral Amount election form. The then current balance of the Vested Account payable to a designated Beneficiary shall be paid in a single lump sum payment.

5.4      Disability Benefit. If a Participant becomes Disabled with a balance
         ------------------
         credited to the Employee's Account, such balance shall be paid to the Employee. The then current balance of the Vested Account shall be paid in a single lump sum payment.

5.5      Beneficiary Designations. A Participant shall designate a Beneficiary
         ------------------------
         who, upon the Employee's death, shall receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing. Any such designation shall be effective only if and when delivered to the Committee during the lifetime of the Participant.

         If a designated Beneficiary of a Participant predeceases the Participant, the designation of such Beneficiary shall be void. If a Participant fails to designate a Beneficiary with respect to any death benefit payments or if such designation is ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to the Employee's surviving spouse or, if none, to the Employee's estate.

                                                                        Page -8-

                                  Article VI.

                        Accounts and Account Adjustments
                        --------------------------------

6.1      Participant Accounts. The Committee shall maintain, or cause to be
         --------------------
         maintained, a bookkeeping Account for each Participant for the purpose of accounting for the Participant's interest under the Plan. The Committee shall maintain within each Participant's Account such Deferral Amount, Matching Contribution, and Discretionary Contribution subaccounts as may be necessary. In addition to the foregoing bookkeeping subaccounts maintained for each Participant, the Committee shall maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts and to carry out the intent and purpose of the Plan.

6.2      Adjustment of Accounts. Each Participant's Account shall be adjusted to
         ----------------------
         reflect all Deferral Amounts, Matching Contributions, and Discretionary Contributions credited to the Employee's Account, all earnings, gains or losses credited or debited to the Employee's Account as provided by
         Section 6.4, and all benefit payments charged to the Employee's Account. A Participant's Deferral Amount shall be credited to such Participant's Account as soon as possible on or after the date on which the amount being deferred would have become payable to the Participant absent the deferral election. Participant Accounts shall be adjusted to reflect earnings and losses pursuant to Section 6.4. Changes to a Participant's Account to reflect benefit payments shall be made as of the date of any such payment. As of any relevant date, the balance standing to the credit of a Participant's Account, and each separate subaccount comprising such Account, shall be the respective balance in such Account and the component subaccounts as of the close of business on such date after all applicable credits, debits and charges have been posted.

6.3      Investment Alternatives. Participants may elect among the following
         -----------------------
         investment alternatives with respect to their Deferral Amounts in accordance with such limitations as may be approved by the Committee from time to time:

         (a)  Deemed Investment Options. A Participant may request that all or
              -------------------------
              a portion of his Deferral Amount be invested in selected mutual fund(s) approved by the Committee from time to time. The purchase price used for any shares or units of mutual funds held in Participant Accounts shall be based on the price of such shares or units on the date such shares or units are actually purchased with such Deferral Amount. Participants may elect to change, on a calendar quarter basis, the deemed investment election with respect to future Deferral Amounts, by following such procedures as shall be established by the Committee. Participants may also elect to reallocate any portion of their Deferral Amounts, on a calendar quarter basis, among the deemed investment mutual fund options then available, by following such procedures as shall be established by the Committee.

         (b)  Company Stock. A Participant may request that all or a portion of
              -------------
              his Deferral Amount be deemed to be invested in Stock. The purchase price used for Stock

                                                                        Page -9-
              units held in Participant Accounts shall be based on the Stock price on the date such Deferral Amount is credited to the Participant's Account.

6.4      Adjustments for Earnings or Losses. The amount credited to a
         ----------------------------------
         Participant's Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter, weighted in accordance with the Participant's investment allocation.

         The rate earned (positive or negative) by each deemed investment mutual fund available (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares in the fund), shall be determined and credited to the Participant's Accounts that are invested in the mutual fund deemed investment options.

         Shares of Stock credited to a Participant's Account shall be adjusted to reflect any dividends or distributions paid on such Stock, or any split or consolidation of outstanding shares of Stock. If the outstanding Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Company or securities of another corporation or cash or property other than Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board of Directors of the Company shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any Accounts deemed invested in Company Stock.

6.5      Vesting. Subject to the conditions and limitations on payment of
         -------
         benefits under the Plan, a Participant's Deferral Amount subaccount shall be 100% vested as of any relevant date. Company Matching Contributions and Discretionary Contributions shall be vested 25% per year on a class year basis. The entire balance of the Account shall be 100% vested upon death, Disability, or retirement after Retirement Date.

         Notwithstanding the foregoing, if a Participant is terminated due to theft or other dishonesty or if the Participant violates any obligation to which he is subject to refrain from competition or disclosure of confidential information, the Committee may require the Participant to forfeit any portion of his Vested Account derived from Matching or Discretionary Contributions and any earnings or appreciation of his Deferral Amounts.

6.6      Account Statements. The Committee shall provide each Participant with a
         ------------------
         statement of the status of the Employee's Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine. Such statement shall be in the format prescribed by the Committee.

                                                                       Page -10-

                                  Article VII.

                           Administration of the Plan
                           --------------------------

7.1  Administration. The Plan shall be administered by the Committee. A majority
     --------------
     of the members of the Committee shall constitute a quorum. The acts of a majority of a quorum of the Committee at a meeting or acts approved in writing by a majority of the Committee without a meeting shall be the acts of the Committee. The Committee shall have the discretionary authority to make such rules as it deems necessary to administer the Plan, to interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purpose of the Plan. The Committee is authorized to employ attorneys, accountants or any other agents or delegate specified duties to employees of the Company as it shall deem proper in the discharge of its duties. The Committee shall be the "plan administrator' and the Company shall be the "named fiduciary" as such terms are defined by ERISA.

7.2  Compensation and Expenses. Any member of the Committee may receive
     -------------------------
     reimbursement by the Company for expenses properly and actually incurred. All expenses of the Committee shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee or the Plan, including, but not limited to, fees of actuaries, accountants, legal counsel and other specialists, and other costs of administering the Plan.

7.3  Claims Review Procedures.
     ------------------------

     (a)  Denial of Claim. If a claim for benefits is wholly or partially
          ---------------
          denied, the claimant shall be given notice in writing of the denial within a reasonable time after the receipt of the claim, but not later than 90 days after the receipt of the claim. However, if special circumstances require an extension, written notice of the extension shall be furnished to the claimant before the termination of the 90-day period. In no event shall the extension exceed a period of 90 days after the expiration of the initial 90-day period. The notice of the denial shall contain the following information written in a manner that may be understood by the claimant:

          (1)  The specific reasons for the denial.

          (2) Specific reference to pertinent Plan provisions on which the denial is based.

          (3) A description of any additional material or information necessary for the claimant to make a claim and an explanation of why such material or information is necessary.

          (4) An explanation that a full and fair review by the Committee of the denial may be requested by the claimant or authorized representative by filing a

                                                                       Page -11-
               written request for a review with the Committee within 60 days after the notice of the denial is received; and

          (5) If a request for a review is filed, the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the 60-day period described in
               Section 7.3(a)(4).

     (b)  Decision After Review. The decision of the Committee with respect to
          ---------------------
          the review of the denial shall be made promptly, but not later than 60-days after the Committee receives the request for the review. However, if special circumstances require an extension of time, a decision shall be rendered not later than 120 days after the receipt of the request for review. A written notice of the extension shall be furnished to the claimant prior to the expiration of the initial 60-day period. The claimant shall be given a copy of the decision, which shall state, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

     (c)  Finality of Determinations. All determinations of the Committee as to
          --------------------------
          any matter arising under the Plan, including questions of construction and interpretation shall be final, binding and conclusive upon all interested parties.

     (d)  Indemnification. To the extent permitted by law and the Company's
          ---------------
          bylaws, the members of the Committee, its agents, and the officers, directors and employees of the Company shall be indemnified and held harmless by the Company from and against any and all loss, cost, liability or expense that may be imposed upon or may be reasonably incurred by them in connection with or resulting with any claim, action, suit or proceeding to which they be a party or which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement with the Company's written approval or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

7.4  Voting of Securities. The Committee shall direct the Trustee as to the
     --------------------
     manner in which voting, dissenter's rights or other stockholder's rights of any securities held by the trust created by Article VIII shall be exercised.

                                                                       Page -12-

                                  Article VIII.

                             Provisions For Benefits
                             -----------------------

8.1  Provisions For Benefits. Amounts payable under the Plan to or on account of
     -----------------------
     an Eligible Employee shall be paid, directly or indirectly, from assets of the trust established by the Company for such payment, the assets of which shall be subject to the claims of creditors of the Company in the event of the Company's insolvency. The Company shall make contributions to the trust in amounts that are reasonably estimated to be sufficient to satisfy the Company's obligations to make benefit payments under the Plan. To the extent that the assets of the trust are not sufficient to make benefit payments hereunder, amounts payable under the Plan shall be paid directly by the Company from its general assets. No assets of the Company shall be used solely for the purpose of providing benefits hereunder (except as to the amounts paid or payable to the trust established for this Plan), and the Company's obligation to pay such benefits is not limited to any particular assets of the Company. The Company's obligation to make credits to the Accounts of each Eligible Employee is merely a contractual obligation, and an Eligible Employee shall be treated as a general creditor of the Company with respect to any amounts credited to his Account.

                                                                       Page -13-

                                   Article IX.

                        Amendment, Termination, or Merger
                        ---------------------------------

9.1  Amendment and Termination. The Board of Directors of the Company may amend,
     -------------------------
     modify or terminate the Plan at any time and in any manner. In the event of a termination of the Plan, no further Deferral Amount elections shall be made under the Plan. Amounts which are then payable or which become payable under the terms of the Plan shall be paid as scheduled under the provisions of the Plan, unless the Committee directs the payments be accelerated.

9.2  Merger, Consolidation or Acquisition. In the event of a merger,
     ------------------------------------
     consolidation, or acquisition or other reorganization in which the Company is not the surviving or resulting corporation, (i) all Accounts in the Plan shall become 100% vested, and (ii) the surviving or resulting corporation may elect to continue and carry on the Plan, and in such event, shall have the same rights with respect to the Plan as the Company. If the Plan is terminated as part of a reorganization, all Accounts shall be considered fully vested at such date and participants shall receive payment of their Accounts pursuant to Section 5.2.

                                                                       Page -14-

                                   Article X.

                               General Provisions
                               ------------------

10.1 Effect on Other Plans. Deferred Amounts shall not be considered as part of
     ---------------------
     a Participant's compensation for the purpose of any qualified employee pension plans maintained by the Company. However, such amounts may be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable absent the deferral election; provided, such amounts shall not be taken into account if their inclusion would jeopardize the tax-qualified status of the plan to which they relate.

10.2 Nonalienation. Except as otherwise required by law, no benefit payable at
     -------------
     any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or hereafter payable, shall be void. No benefit payable under the Plan shall in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary entitled to any benefit. Without limiting the generality of the foregoing, no benefit payable or in pay status under the Plan shall be subject to division in connection with any divorce or separation proceeding involving a Participant.

10.3 Incompetency. Any person receiving or claiming benefits under the Plan
     ------------
     shall be conclusively presumed to be mentally competent until the date on which the Committee receives written notice, in an acceptable form and manner, that such person is incompetent and a guardian or other person legally vested with the care of the Employee's estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for the Employee's affairs because of any disability or infirmity and no legal guardian of such person's estate has been appointed, any payment due may be paid to the spouse, a child, a parent, a sibling, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment so made shall be a complete discharge of any liability therefor under the Plan. If a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments shall be made to such guardian, provided proper proof of appointment and continuing qualification is furnished in the form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Plan.

10.4 Effect of Mistake. If, in the sole opinion of the Committee, a material
     -----------------
     mistake or misstatement occurs with respect to the eligibility of a Participant, the amount of benefit payments made or to be made to or with respect to a Participant, the Investment Alternative selected by a Participant or other matters related to the administration of the Plan, the Committee may make such adjustments as it deems appropriate to correct such mistake or misstatement. To the extent that the Committee determines that such mistake or misstatement results from an act or failure to act of a Participant, the Committee may require the Participant to hold the Plan harmless from any loss or expense incurred by it.

                                                                       Page -15-

10.5 Plan Not an Employment Contract. This Plan is not an employment contract
     -------------------------------
     and does not confer on any person the right to be continued in employment. All Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

10.6 Tax Withholding. The Company or other payor may withhold from a benefit
     ---------------
     payment or Deferral Amount any federal, state or local taxes required by law to be withheld with respect to such payment or Deferral Amount. All contributions will be subject to FICA tax as required by federal law. In the event the Deferred Amount is invested in Stock and the Participant's Account does not contain sufficient cash for the required withholding, the Company or other payor may sell shares of Stock to supply sufficient cash to fund the required withholding.

10.7 Severability. If any provision of the plan is held invalid or illegal for
     ------------
     any reason, any illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been contained therein. The Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment.

10.8 Applicable Law. The Plan shall be governed and construed in accordance with
     --------------
     the laws of the State of Delaware, except to the extent such laws are preempted by any applicable federal law. No reference to ERISA in the Plan shall be construed to mean that the Plan is subject to any particular provisions of ERISA.

10.9 Binding Effect. This Plan shall be binding upon the Company, its Affiliates
     --------------
     and their respective successors and assigns and upon the Participant and each Participant's Beneficiary, heirs, executors, administrators, representatives, successors and assigns.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer of the Company, effective as of February 1, 2002.

                                         WESTWOOD HOLDINGS, INC.

Attest:


By:______________________________        By: __________________________________

                                                                       Page -16-